UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2013

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, NC  27104
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  336-331-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 14, 2013, the United States District Court for the Middle District of North Carolina granted the defendants’ motion to dismiss the securities class action lawsuit brought against Primo Water Corporation (the “Company”), Billy D. Prim, Mark Castaneda, David J. Mills, Richard A. Brenner, David W. Dupree, Malcolm McQuilkin, David L. Warnock, Jack C. Kilgore, Culligan International Company, Andrew J. Filipowski, Carl V. Santoiemmo, Stifel, Nicolaus & Company, Inc., BB&T Capital Markets, Janney Montgomery Scott, LLC, and Signal Hill Capital Group LLC.  The plaintiffs’ complaint alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933 and asserted such claims on behalf of a class of persons who acquired the Company’s common stock in or traceable to the Company’s initial public offering and secondary offering as well as purchasers of common stock between November 4, 2010 and August 10, 2011.  The Court dismissed all claims asserted in the case with prejudice, and entered judgment in favor of all defendants.

On August 15, 2013, the Company issued a press release announcing the dismissal of the securities class action lawsuit.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 15, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: August 16, 2013	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
August 14, 2013	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 15, 2013.